Exhibit 10.22.11

EXECUTION

AMENDMENT NO. 11

TO MASTER REPURCHASE AGREEMENT

Amendment No. 11 to Master Repurchase Agreement, dated as of April 23, 2019 (this “Amendment”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and loanDepot.com, LLC (the “Seller”).

RECITALS

The Buyer and Seller are parties to that certain (a) Master Repurchase Agreement, dated as of June 1, 2015 (as amended by Amendment No. 1, dated as of September 4, 2015, Amendment No. 2, dated as of October 30, 2015, Amendment No. 3, dated as of April 26, 2016, Amendment No. 4, dated as of July 26, 2016, Amendment No. 5, dated as of March 21, 2017, Amendment No. 6, dated as of April 25, 2017, Amendment No. 7, dated as of December 15, 2017, Amendment No. 8, dated as of April 24, 2018, Amendment No. 9, dated as of May 23, 2018 and Amendment No. 10, dated as of November 16, 2018, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of June 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Pricing Letter, as applicable.

Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 (i) deleting the “or” at the end of clause (d) in the definition of “Change in Control”, (ii) deleting the “.” at the end of clause (e) in the definition of “Change in Control” and replacing it with “; or” and (iii) adding the following new clause (f) at the end thereof:

(f) if such Person is a Delaware limited liability company, such Person enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated.

1.2 deleting the definition of “LTV” in its entirety and replacing it with the following:

“LTV” shall mean (a) with respect to any Mortgage Loan other than a HARP Mortgage Loan or Agency High LTV Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property at origination, (b) with respect to any Mortgage Loan that is a HARP Mortgage Loan, the ratio of the original outstanding principal amount of the HARP Mortgage Loan to the Appraised Value of the Mortgaged Property as of the date such Mortgage Loan is funded as a refinanced Mortgage Loan under HARP 2.0 and (c) with respect to any Mortgage Loan that is an Agency High LTV Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property as of the date such Mortgage Loan is funded as a refinanced Mortgage Loan under the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.

1.3 adding the following definitions in their proper alphabetical order:

“Agency High LTV Mortgage Loan” shall mean a Mortgage Loan, which is secured by a first lien, and such Mortgage Loan (a) conforms to the requirements of an Agency for securitization or cash purchase and (b) has a LTV in excess of the amounts for Conforming Mortgage Loans but otherwise meets the requirements of the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.

“Division” shall mean the division of a limited liability company into two or more limited liability companies pursuant to and in accordance with Section 18-217 of Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“FHA, VA and RD Streamlined Mortgage Loan” shall mean a refinance Mortgage Loan available to Mortgagors with existing FHA Loans, VA Loans and RD Loans and such Mortgage Loan is the subject of an FHA Mortgage Insurance Certificate, VA Loan Guaranty Agreement or RD Loan Guaranty Agreement, as applicable.

SECTION 2. Notices and Other Communications. Section 23 of the Existing Repurchase Agreement is hereby amended by deleting Buyer’s notice information in its entirety and replacing it with the following:

If to Buyer:

UBS AG

1285 Avenue of the Americas

New York, NY 10019

Attention: Gary Timmerman

Telephone: (212) 649-8156

Facsimile: (212) 713-9640

Email: Gary.Timmerman@ubs.com

With a copy to:

Chad Eisenberger

Executive Director & Counsel

UBS Business Solutions LLC

1285 Avenue of the Americas

New York, NY 10019

Phone: 212-821-4885

Email: Chad.Eisenberger@ubs.com

And:

OL-SGMF-Business@ubs.com

SECTION 3. General Interpretive Principles. Section 35 of the Existing Master Repurchase Agreement is hereby amended by deleting the reference to Section 5-102(7) and replacing it with a reference to Section 1-201(b)(20).

SECTION 4. Representations and Warranties. Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting paragraphs (e), (j), (r) and (ttt) in their entirety and replacing them with the following:

(e) No Outstanding Charges. Other than with respect to a Ginnie Mae Modified Loan, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Other than with respect to a Ginnie Mae Modified Loan, Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest.

(j) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or, other than with respect to a Ginnie Mae Modified Loan, in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or, other than with respect to a Ginnie Mae Modified Loan, in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. Other than with respect to a Ginnie Mae Modified Loan, Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(r) LTV, PMI Policy. No Conforming Mortgage Loan has an LTV greater than 100%. The LTV of the Conforming Mortgage Loan either is not more than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Conforming Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Conforming Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Conforming Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. The LTV of any HARP Mortgage Loan is no greater than 105% if such Mortgage Loan is (i) a fixed-rate Mortgage Loan with a term in excess of 30 years, or (ii) an adjustable-rate Mortgage Loan with an initial fixed period greater than or equal to five years, unless otherwise approved by Buyer in its sole discretion. The LTV of any Agency High LTV Mortgage Loan meets the requirements of the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.

(ttt) Prior Financing. Other than with respect to a Correspondent Mortgage Loan, Ginnie Mae Modified Loan and unless otherwise agreed to by Buyer, no Mortgage Loan has been subject to any other repurchase agreement or credit facility prior to the initial Purchase Date of such Mortgage Loan.

SECTION 5. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a) Buyer shall have received this Amendment, executed and delivered by duly authorized officers of the Buyer and Seller;

(b) Amendment No. 24 to Pricing Letter, executed and delivered by duly authorized officers of the Buyer and Seller; and

(c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 6. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 7. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:
Name:
Title:

By:
Name:
Title:

LOANDEPOT.COM, LLC, as Seller

By:
Name:
Title:

Signature Page to Amendment No. 11 to Master Repurchase Agreement